                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                ______________________________________________


                                   FORM 8-K


                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported):  July 26, 1995


                         MERIDIAN NATIONAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)



    Delaware                        0-14203                    34-1470518
    --------                        -------                    ----------
  (State or Other              (Commission File               (IRS Employer
  Jurisdiction of                  Number)                  Identification No.)
  Incorporation)


  805 Chicago Street, Toledo, Ohio                              43611
 (Address of Principal Executive Offices)                     (Zip Code)


     Registrant's telephone number, including area code:  (419) 729-3918.

Item 5.  Other Events.

                 On July 26, 1995, Meridian National Corporation extended the expiration date of its Redeemable Common Stock Purchase Warrants and the expiration date of its Special Offer to holders of such Warrants from July 31, 1995 to August 15, 1995. In addition, the Company reduced the purchase price under its Special Offer from $2.75 per Unit to $2.25 per Unit. Under the Special Offer, holders of each warrant are entitled to receive, upon exercise, a Unit consisting of one share of Common Stock and one Common Stock Purchase Warrant expiring 1998, for a reduced purchase price of $2.25 per Unit.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MERIDIAN NATIONAL CORPORATION



Dated:  July 26, 1995                      By: /s/ Joseph Klobuchar
                                               -------------------------------
                                               Joseph Klobuchar,
                                               Vice President - Finance